                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

              EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                         EXCELSIOR-HENDERSON MOTORCYCLE
                             MANUFACTURING COMPANY
                                805 HANLON DRIVE
                         BELLE PLAINE, MINNESOTA 56011
                                 (612) 873-7000

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:00 a.m., Central Time, on Saturday, June 5, 1999.

    The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

    We hope that you will be able to attend the meeting in person and we look forward to seeing you. PLEASE VOTE BY PROXY THROUGH THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED IN THE ENCLOSED INSTRUCTIONS OR BY SIGNING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ACCOMPANYING ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. You may revoke your proxy and vote in person at that time if you so desire.

    Sincerely,

    Daniel L. Hanlon      David P. Hanlon       Jennie L. Hanlon
       CO-FOUNDER           CO-FOUNDER             CO-FOUNDER

April 28, 1999

                       EXCELSIOR-HENDERSON MOTORCYCLE
                             MANUFACTURING COMPANY

                             -----------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON JUNE 5, 1999

                             -----------------------

     The Annual Meeting of Shareholders of Excelsior-Henderson Motorcycle Manufacturing Company will be held at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:00 a.m., Central Time, on Saturday, June 5, 1999 for the following purposes:

     1.   To elect five directors for a one-year term.

     2. To approve certain amendments to the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan, including an amendment reserving 1,000,000 additional shares of Common Stock for future awards.

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 1, 2000.

     4. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed April 7, 1999 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR VOTE IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MAKE CERTAIN THAT YOU ARE REPRESENTED BY PROXY AT THE MEETING BY VOTING BY TELEPHONE OR THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS OR BY SIGNING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                              By Order of the Board of Directors,



                              Gale R. Mellum
                              SECRETARY
Belle Plaine, Minnesota
April 28, 1999

                             -----------------------

                                  PROXY STATEMENT

                             -----------------------

                                GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on Saturday, June 5, 1999 at the offices of the Company, 805 Hanlon Drive, Belle Plaine, Minnesota, at 10:00 a.m., Central Time, and at any adjournments thereof. Only shareholders of record at the close of business on April 7, 1999 will be entitled to vote at such meeting or adjournment. To register your vote, you may vote by telephone or the internet as described in the enclosed instructions or complete, date and sign the enclosed proxy card and return it in the envelope provided. Proxy cards in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. Proxies appointed by telephone or the internet that are not revoked will also be voted in the manner specified. A shareholder appointing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or by subsequently voting by telephone, the internet or a properly signed and duly returned proxy card bearing a later date.

     The address of the principal executive office of the Company is 805 Hanlon Drive, Belle Plaine, Minnesota 56011 and the telephone number is (612) 873-7000. The mailing of this Proxy Statement and the Board of Directors' form of proxy to shareholders will commence on or about April 28, 1999.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on April 7, 1999 there were 13,583,076 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting and is in effect a negative vote. However, a shareholder (including a broker) who does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

            SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1999, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the issued and outstanding Common Stock, by each executive officer named in the Summary Compensation Table, by each director, and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

           NAME AND ADDRESS                         NUMBER              PERCENTAGE OF
         OF BENEFICIAL OWNER:                      OF SHARES          OUTSTANDING SHARES
----------------------------------------         --------------       ------------------
Directors and executive officers
   Daniel L. Hanlon(1)                           1,791,998(2)                    13.2%
   David P. Hanlon(1)                            1,468,166(3)                    10.8
   Allan C. Hurd                                    53,333(4)                      *
   Thomas M. Rootness                               74,251(5)                      *
   John B. Donahue                                  27,801(6)                      *
   Wayne M. Fortun                                  23,267(6)                      *
   David R. Pomije                                  83,333(7)                      *
   Directors and Officers, as a group
   (8 persons)                                   3,522,149(8)                    25.9
Other beneficial owners
   Standish, Ayer & Wood, Inc.                     734,500(9)                     5.4

__________________
*    Less than one percent.
(1) The address of Daniel and David Hanlon is 805 Hanlon Drive, Belle Plaine, MN 56011.
(2) Includes 43,998 shares of Common Stock held in trusts for which Mr. Hanlon's spouse acts as custodian.
(3) Includes 1,333 shares of Common Stock owned by Mr. Hanlon's son and 166 shares held in a trust for which Mr. Hanlon's spouse acts as custodian.
(4) Includes options to purchase 53,333 shares of Common Stock exercisable within 60 days of March 15, 1999.
(5) Includes options to purchase 13,333 shares of Common Stock exercisable within 60 days of March 15, 1999.
(6) Includes options to purchase 16,667 shares of Common Stock exercisable within 60 days of March 15, 1999.
(7) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of March 15, 1999.
(8) Includes options to purchase up to 110,000 shares of Common Stock exercisable within 60 days of March 15, 1999.
(9) Based on information as of February 4, 1999 contained in a Schedule 13G filed with the Securities and Exchange Commission.


                               ELECTION OF DIRECTORS

     The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at five the number of directors to be elected to the Board at the 1999 Annual Meeting of Shareholders and has nominated the five persons named below for election as directors, each to serve for a one-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below.

     Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director for the one-year term. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Following is certain information regarding the nominees for the office of director:

     DANIEL L. HANLON, AGE 42

     Mr. Hanlon, a Co-Founder of the Company, is Co-Chief Executive Officer and Co-Chairman of the Board of the Company. Immediately prior to founding the Company in 1993, Mr. Hanlon worked as founder, President and Chief Executive Officer of EverGreen Solutions Inc., a manufacturer of degradable packaging materials, from 1990 to December 1993. Prior to 1990, Mr. Hanlon served as Controller of Midwest Importers, in sales branch management positions with Knutson Mortgage and Marquette banks, and in various accounting and strategic planning positions with EcoLab Inc. and Honeywell Inc. Mr. Hanlon received his B.A. and M.B.A. degrees from the University of St. Thomas, St. Paul, Minnesota. Mr. Hanlon is a brother of David Hanlon and a brother-in-law of Jennie Hanlon. Mr. Hanlon has been riding motorcycles for over 29 years.

     DAVID P. HANLON, AGE 46

     Mr. Hanlon, a Co-Founder of the Company, is Co-Chief Executive Officer and Co-Chairman of the Board of the Company. From 1984 to November 1993, Mr. Hanlon was the General Manager of the Michigan District for Rollins Leasing Corporation, a truck leasing company. Prior to 1984, Mr. Hanlon worked for three years as the District Manager of Gelco Truck Leasing in the Memphis, Tennessee district. Mr. Hanlon attended the University of St. Thomas, St. Paul, Minnesota and studied Business Administration. Mr. Hanlon is a brother of Daniel Hanlon and the spouse of Jennie Hanlon. Mr. Hanlon has been riding motorcycles for over 31 years.

     JOHN B. DONAHUE, AGE 55

     Mr. Donahue was elected as a director of the Company in April 1997. Mr. Donahue is an owner and President of Donahue Excelsior-Henderson and Delano Sports Center, a motorcycle and recreational product dealership in suburban Minneapolis, Minnesota. In 1995, Mr. Donahue was President of the Harley-Davidson Dealers Council, and has been on the Harley-Davidson Dealer Advisory Council since 1992. In addition, Mr. Donahue was on the Arctic Cat Advisory Board from 1984 to 1993 and the Kawasaki National Dealer Advisory Board from 1975 to 1980. Mr. Donahue has been involved with motorcycles since 1956.

     WAYNE M. FORTUN, AGE 50

     Mr. Fortun was elected as a director of the Company in April 1997.
Mr. Fortun has been the Chief Executive Officer of Hutchinson Technology Incorporated since May 1996, President, Chief Operating Officer and a director since 1983. Hutchinson Technology, a publicly traded company, is the world's leading supplier of suspension assemblies for rigid magnetic disk drives.
Mr. Fortun is also a director of G&K Services, Inc., a publicly held company, which provides and maintains commercial, institutional and industrial garments and other textile products for a variety of businesses and institutions.
Mr. Fortun has been riding motorcycles for over 31 years.

     DAVID R. POMIJE, AGE 42

     Mr. Pomije was elected as a director of the Company in April 1997. Since April 1995, Mr. Pomije has been the Chairman of the Board and Chief Executive Officer of Funco, Inc., which he founded in 1988. From 1988 to April 1995, Mr. Pomije also served as President, Chief Financial Officer and Secretary. Funco, a publicly traded company, is a specialty retailer of interactive entertainment products. Mr. Pomije has been a motorsports enthusiast for over 26 years.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met seven times during fiscal 1998. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during fiscal 1998, except Mr. Donahue who was absent from two Board meetings. The Company currently has an Audit Committee and a Compensation Committee. Following is a description of the functions performed by each of the Committees:

AUDIT COMMITTEE

     The Company's Audit Committee presently consists of Messrs. Fortun (Chairman), Donahue and Pomije. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met twice during fiscal 1998.

COMPENSATION COMMITTEE

     The Company's Compensation Committee presently consists of Messrs. Pomije (Chairman), Fortun and Donahue. The Compensation Committee annually reviews and acts upon the compensation package for the Co-Chief Executive Officers and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan and the Excelsior-Henderson Team Stock Purchase Plan. The Compensation Committee met four times during fiscal 1998.

DIRECTOR COMPENSATION

     The Company's Amended and Restated 1995 Stock Plan provides that a new outside director of the Company will be issued an option to purchase 10,000 shares of Common Stock upon joining the Board of Directors, with an exercise price equal to the fair market value of a share on the date of grant. Such options will vest one year from the date of grant and expire ten years from the date of grant. In addition, outside directors who have been in office more than six months receive an option to purchase 6,667 shares of Common Stock at each annual meeting of the Company's shareholders with an exercise price equal to the fair market value of a share on the date of grant. Such options vest at the next annual meeting of shareholders and expire ten years from the date of grant.

                                 EXECUTIVE OFFICERS

     Following is certain information regarding the current executive officers of the Company other than Daniel L. Hanlon and David P. Hanlon:

     JENNIE L. HANLON, AGE 44

     Ms. Hanlon, a Co-Founder of the Company, has been Spiritual Road Crew Leader since March 1999. From May 1997 until March 1999 she served the Company in the capacity of Chief Brand Executive. Ms. Hanlon has been involved in the capacity of Road Crew leader and in brand management since the inception of the Company. Ms. Hanlon attended Rasmussen Business College in St. Paul, Minnesota and John Roberts Powers in Minneapolis, Minnesota, where she studied modeling and apparel design. Ms. Hanlon is the spouse of David Hanlon and a sister-in-law of Daniel Hanlon. Ms. Hanlon has been riding motorcycles for over 26 years.

     ALLAN C. HURD, AGE 51

     Mr. Hurd has been Senior Vice President of Engineering and Manufacturing since May 1997 and was Vice President of Manufacturing and Operations from May 1996 to May 1997. From 1987 through May 1996, Mr. Hurd was employed by Triumph Motorcycles, LTD, a motorcycle manufacturer located in England. At Triumph, Mr. Hurd was part of the management team responsible for establishing and operating all aspects of motorcycle production, including motorcycle design and development, factory development and layout, manufacturing equipment specification and acquisition and motorcycle production. From March 1991 to May 1996, Mr. Hurd was Production Engineering Manager, from July 1989 to February 1991, he was Design and Production Coordinating Manager and from
May 1987 to July 1989, he was Chief Production Engineer. Mr. Hurd has a degree in Engineering from Kingston-upon-Hull College of Technology and is a member of the Institute of Electrical Engineers (Manufacturing Section) and the Institute of Management. Mr. Hurd has been riding motorcycles for over 36 years.

     THOMAS M. ROOTNESS, AGE 51

     Mr. Rootness has been Senior Vice President of Finance and Administration since May 1997, has been Chief Financial Officer since March 1996 and was Vice President of Finance from March 1996 to May 1997. From September 1993 to
March 1996, Mr. Rootness was Chief Financial Officer, Treasurer and Executive Vice President of Luigino's Inc., a large, multi-national manufacturer of frozen food entrees. From January 1992 to August 1993, Mr. Rootness was General/Plant Manager of the LaBounty Manufacturing division of The Stanley Works after The Stanley Works purchased LaBounty Manufacturing, Inc., a heavy construction equipment manufacturer and was the Chief Financial Officer of LaBounty Manufacturing from August 1990 until such purchase. Prior to 1990, Mr. Rootness served as President and Chief Financial Officer of National Screenprint, Inc., President, Chief Executive Officer and a director of The Barbers Hairstyling for Men and Women, Inc., a publicly traded company, and as President, Chief Operating Officer and a director of Dahlberg, Inc., at the time a publicly traded company. Mr. Rootness is a Certified Public Accountant and received a Bachelor of Arts in Accounting from the University of Minnesota-Duluth in 1969. Mr. Rootness has been riding motorcycles for over 26 years.

                               EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Pomije, Fortun and Donahue. The Compensation Committee annually reviews and acts upon the compensation package for the Co-Chief Executive Officers and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan and the Excelsior-Henderson Team Stock Purchase Plan. The objectives of the Company's executive compensation program are:

     -    to attract, retain, motivate and reward high caliber executives;

     - to foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives; and

     - to align the executive officers' interests with the success of the Company and shareholders' interests through stock-based compensation.

     The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies. The Compensation Committee periodically conducts a review of its executive compensation program. The purpose of this review is to ensure that the Company's executive compensation program is meeting the objectives listed above. In its review, the Compensation Committee considers data submitted by management and data and analysis provided by an independent consultant engaged by the Company to provide comparative information regarding the compensation provided by similarly situated companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and stock options. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package. The Company does not currently have a policy with respect to the limit under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), on the deductibility of the qualifying compensation paid to its executives as it is likely that all such compensation will be deductible by the Company. However, the Amended and Restated 1995 Stock Plan was previously approved by shareholders so that grants thereunder will not be subject to the Section 162(m) limitation.

     BASE SALARY. The Compensation Committee annually reviews the base salary of the Co-Chief Executive Officers and the other executive officers. In determining appropriate salary levels, the Compensation Committee considers individual performance, level of responsibility, scope and complexity of the position, internal equity and salary levels for comparable positions at similarly situated companies and the recommendations of the Co-Chief Executive Officers with respect to the other executives. In determining base salary, the Compensation Committee also considers strategic planning, team building and operating results.

     ANNUAL INCENTIVE BONUS. The purpose of the Company's annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers who achieve performance goals established by the Compensation Committee. The Compensation Committee determines the annual incentive bonus of the Co-Chief Executive Officers and, in conjunction with the Co-Chief Executive Officers, the annual incentive bonus of the other executives.

     Executives are eligible for target awards under the annual incentive program with maximum payouts currently ranging from 30% to 60% of base salary. The size of the maximum award is determined by the executive's position and competitive data for comparable positions at the similarly situated companies. The awards paid by the Company decrease or increase based on actual employee performance in achieving individual and Company goals. For 1998, the performance of the executives was assessed against target measures set by the Compensation Committee. The target measures focused on success in maintaining the Company's development plan, team building and budget management. Incentive bonus awards to executive officers in fiscal 1998 ranged from 12% to 14% of then current base salaries. The Co-Chief Executive Officers each received an incentive bonus award equal to 12% of their respective base salaries in fiscal 1998, which was the maximum amount of their targets. The Compensation Committee has determined that the Co-Chief Executive Officers will be eligible for incentive bonuses equal to 40% to 60% of their respective base salaries in fiscal 1999.

     STOCK OPTIONS. Long-term performance incentives are provided to executives through the Company's Amended and Restated 1995 Stock Plan. The Amended and Restated 1995 Stock Plan is administered by the Compensation Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors and consultants to the Company.
At least annually, the Compensation Committee considers whether awards will be made to executive officers under the Amended and Restated 1995 Stock Plan. Such awards are based on the scope and complexity of the position and competitive compensation data. The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. The executive officers other than the Co-Chief Executive Officers have all received some options with performance-based vesting criteria that allow the vesting of such options to be accelerated based on a determination by the Compensation Committee that the applicable performance criteria have been met by the executive. The vesting of certain portions of these options was accelerated in fiscal 1998. In fiscal 1998, the Co-Chief Executive Officers each received options to purchase 100,000 shares of the Company's Common Stock. These options were granted at fair market value on the date of grant and vest in five equal increments on each of the first five anniversaries of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 1998, the members of the Committee were (and are currently) David R. Pomije, John B. Donahue and Wayne M. Fortun. The Committee members have no interlocking relationship as defined by the Securities and Exchange Commission.

                             COMPENSATION COMMITTEE

                             David R. Pomije, Chairman

                             John B. Donahue

                             Wayne M. Fortun

                             SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation for the fiscal years ended January 2, 1999, January 3, 1998 and December 31, 1996 provided to the Co-Chief Executive Officers of the Company and the other two individuals who were serving as executive officers at the end of the most recent fiscal year and who received remuneration exceeding $100,000 for such fiscal year (the "Named Executive Officers").

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                              ANNUAL                ------------
                                                           COMPENSATION                SHARES
                                                     ------------------------        UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR        SALARY(1)       BONUS           OPTIONS(2)      COMPENSATION(3)
----------------------------------        ----        ---------       -----         ------------      ---------------
Daniel L. Hanlon,                         1998        $165,000        $20,000          100,000          $  3,538
   Co-Founder, Co-Chairman and            1997         115,000              -                -                 -
   Co-Chief Executive Officer             1996          75,865              -                -                 -

David P. Hanlon,                          1998         165,000         20,000          100,000             4,097
   Co-Founder, Co-Chairman and            1997         115,000              -                -                 -
   Co-Chief Executive Officer             1996          75,865              -                -                 -

Allan C. Hurd,                            1998         145,000         20,000           75,000               810
   Senior Vice President of               1997         110,000         10,000           30,000               152
   Engineering and Manufacturing          1996          50,080              -           66,667            10,000

Thomas M. Rootness,                       1998         145,000         20,000           75,000               465
   Senior Vice President of Finance       1997         110,000         10,000           30,000               460
   and Administration and Chief           1996          69,420              -           66,667            24,800
   Financial Officer

_________________

(1) Messrs. Hurd and Rootness were not employed for all of 1996. If they had been employed for the full year, their respective salaries would have been $93,000 and $95,000.

(2) Represents options to purchase Common Stock granted under the Company's Amended and Restated 1995 Stock Plan.

(3) Amounts reported for 1998 represent life insurance premiums paid for Mr. Daniel Hanlon ($3,538) and Mr. David Hanlon ($4,097) and the Company match on the Company's 401(k) plan in the following amounts: Mr. Hurd, $810, and Mr. Rootness, $465. Amounts reported for 1997 represent the Company match on the Company's 401(k) plan in the following amounts:
     Mr. Hurd, $152, and Mr. Rootness, $460. Amounts reported for 1996 represent payments made to Messrs. Hurd and Rootness for reimbursement of moving and temporary living expenses.

                         OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes option grants made during fiscal 1998 to the Named Executive Officers.

                                               INDIVIDUAL GRANTS
                            ---------------------------------------------------------
                                             PERCENTAGE                                   POTENTIAL REALIZABLE VALUE
                             NUMBER OF        OF TOTAL                                      AT ASSUMED ANNUAL RATES
                              SHARES          OPTIONS                                      OF STOCK APPRECIATION FOR
                            UNDERLYING       GRANTED TO       EXERCISE                          OPTION TERM(1)
                              OPTIONS       EMPLOYEES IN      PRICE PER     EXPIRATION    --------------------------
      NAME                  GRANTED(2)      FISCAL YEAR         SHARE          DATE           5%             10%
-----------------           ----------      ------------      ----------    ----------    -----------    -----------
Daniel L. Hanlon              100,000           13.5%            $7.875      12/17/08       $495,255     $1,255,072

David P. Hanlon               100,000           13.5%             7.875      12/17/08        495,255      1,255,072

Allan C. Hurd                  75,000           10.1%             7.875      12/17/08        371,441        941,304

Thomas M. Rootness             75,000           10.1%             7.875      12/17/08        371,441        941,304

___________
(1) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(2) Options granted pursuant to the Company's Amended and Restated 1995 Stock Plan are exercisable at an exercise price equal to the fair market value on the date of grant. The options described above vest in five equal increments on the first five anniversaries of the date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In addition, these options have a reload feature which automatically grants the option holder a reload option equal to the number of shares delivered to the Company in payment of the original option's exercise price or any required withholding tax. The reload option has an exercise price equal to the fair market value of the Company's Common Stock on the date these shares are delivered to the Company, which is also the date of grant. Reload options are fully vested upon issuance and have a maximum term equal to the remaining term of the original option.

                                  AGGREGATE OPTION
                           EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

     The purpose of the following table is to report exercise of stock options by the Named Executive Officers during fiscal 1998 and the value of their unexercised stock options as of January 2, 1999.

                                                              NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                                                       -----------------------------    ---------------------------
                              SHARES
                             ACQUIRED       VALUE
          NAME             ON EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
---------------------      -----------    --------     -----------     -------------     -----------   -------------

Daniel L. Hanlon                    -     $      -          -             100,000        $       -        $137,500

David P. Hanlon                     -            -          -             100,000                -         137,500

Allan C. Hurd                       -            -        53,333          118,334          355,831         403,963

Thomas M. Rootness(2)           4,667       35,003        36,667           98,333          232,919         256,456

___________
(1) Value is based on the per share closing price of the Company's Common Stock on December 31, 1998, which was $9.25.
(2) The exercise price of Mr. Rootness' option was $1.875 per share, the fair market value of a share of Common Stock on the date of grant, as determined by the Board of Directors. Value Realized is based on the per share closing price of the Company's Common Stock on July 28, 1998, which was $9.375.


                        EMPLOYMENT CONTRACTS; TERMINATION OF
                   EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company does not have any employment or non-competition agreements with any members of its executive management team but has entered into confidentiality and non-solicitation agreements with such persons. Such agreements provide that the executive will not solicit any other employee of the Company to leave the Company during the executive's employment with the Company and for one year following such employment, will not compete with the Company during the executive's employment and will protect the proprietary information of the Company during and following such executive's employment.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John B. Donahue, a director of the Company, is the owner of Donahue Excelsior-Henderson and Delano Sports Center (the "Dealer"), which executed the Company's standard form Authorized Dealership Agreement (the "Dealership Agreement") on May 16, 1997. Pursuant to the Dealership Agreement, the Dealer is an authorized dealer of the Company for the sale and service of the Company's brand of products.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. Other than a Form 4 reporting one transaction by David P. Hanlon and a Form 4 reporting 15 transactions by David R. Pomije, to the Company's knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 1998 and on written representations from the Company's directors and executive officers, all required reports were filed on a timely basis during fiscal 1998.

                               PERFORMANCE EVALUATION

     The graph below compares total cumulative shareholders' return on the Common Stock for the period from the close of the NASDAQ Stock Market - U.S. Companies on the date of the Company's initial public offering of Common Stock (July 24, 1997) to December 31, 1998, with the total cumulative return on the CRSP Total Return Index for the NASDAQ Stock Market - U.S. Companies and the Russell 2000 Index over the same period. The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index (comprised of the 3,000 largest U.S. companies based on total market capitalization). The Russell 2000 Index was used because the Company believes that no published industry or line-of-business index is available for comparison purposes and the Company does not believe that it can reasonably identify an industry peer group due to its unique characteristics. The index level for the graph and table was set to 100 on July 24, 1997 for the Common Stock, the Nasdaq Index and the Russell 2000 Index and assumes the reinvestment of all dividends.


                             [Performance Graph]


                                                             Total Cumulative Return
                               -----------------------------------------------------------------------------------
                               7/24/97       9/97         12/97        3/98         6/98        9/98         12/98
                               -------       ----        ------        ----         ----        ----         -----
The Company                      100           86          74           103           88          98          123
CRSP Index                       100          117         110           128          132         119          154
Russell 2000 Index               100          115         111           122          119          95          110

                       PROPOSAL TO APPROVE AMENDMENTS TO THE
                        AMENDED AND RESTATED 1995 STOCK PLAN

PROPOSED AMENDMENTS REQUIRING SHAREHOLDER APPROVAL

     The Board of Directors, subject to shareholder approval, has approved an amendment to the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan (the "1995 Stock Plan") to increase by 1,000,000 (from 1,200,000 to 2,200,000) the number of shares of Common Stock available for issuance under the 1995 Stock Plan. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for awards to be granted under the 1995 Stock Plan. If shareholders approve this amendment, an aggregate of 919,146 shares of Common Stock would be available for future awards under the 1995 Stock Plan.

     In addition, the Board of Directors, subject to shareholder approval, has approved an amendment to the 1995 Stock Plan which specifies that shares of Common Stock delivered to the Company in payment of the exercise price of an option (or in payment of any required withholding tax) shall be available for future awards under the 1995 Stock Plan. The purpose of this amendment is to enhance the ability of the Company to meet its future needs for awards to be granted under the 1995 Stock Plan.

DESCRIPTION OF 1995 STOCK PLAN

GENERAL

     In December 1995, the Board of Directors of the Company adopted the Company's 1995 Stock Plan, which was approved by the Company's shareholders in March 1996 and approved, as amended and restated, in July 1998.

     As of March 15, 1999, an aggregate of 125,133 shares had been issued under the 1995 Stock Plan and options to purchase 1,154,221 shares were outstanding and held by employees, executive officers and directors of the Company (of which 79,354 were subject to shareholder approval). Options outstanding at March 15, 1999 have per share exercise prices ranging from $1.875 to $8.5625, or a weighted average exercise price of $6.26, and expire from four years to ten years from the date of grant of the option on dates ranging between June 30, 2000 and January 28, 2008, unless exercised prior to that time. Approximately 180 employees are currently eligible to participate in the 1995 Stock Plan.

PURPOSE

     The purpose of the 1995 Stock Plan is to attract, motivate and retain key personnel, including non-employee directors, to produce a superior return to the shareholders of the Company by offering such personnel an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance.

ADMINISTRATION

     The 1995 Stock Plan is administered by a committee (the "Committee") of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors currently serves as the Committee that administers the 1995 Stock Plan, of which all members are "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. Subject to the provisions of the 1995 Stock Plan, the Committee has the exclusive power to make awards under the 1995 Stock Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The Committee has the authority to interpret the 1995 Stock Plan and any award or agreement made under the 1995 Stock Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the 1995 Stock Plan, to determine the terms and provisions of any agreements entered into under the 1995 Stock Plan (not inconsistent with the 1995 Stock Plan), and to make all other determinations necessary or advisable for the administration of the 1995 Stock Plan. The Committee may delegate all or part of its responsibilities under the 1995 Stock Plan to persons who are not "non-employee directors" within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

     Notwithstanding the foregoing, the granting, terms, conditions and eligibility requirements of Director Options (as defined in the 1995 Stock Plan) are governed solely by the provisions of the 1995 Stock Plan pertaining thereto, and the Committee has no discretion with respect to the granting of such awards or to alter or amend any terms, conditions or eligibility requirements of such awards to outside directors. The provisions for automatic stock option grants to outside directors are non-exclusive.

NUMBER OF SHARES AND ELIGIBILITY

     The total number of shares of Company Common Stock available for distribution under the 1995 Stock Plan is presently 1,200,000 (2,200,000 as the 1995 Stock Plan is proposed to be amended), subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The 1995 Stock Plan provides that no participant may receive, in any fiscal year, options to purchase more than 300,000 shares of Common Stock under the 1995 Stock Plan.

     All employees of the Company and its affiliates are eligible to receive awards under the 1995 Stock Plan at the discretion of the Committee. Outside directors automatically receive grants of non-statutory options as set forth under "Types of Awards -- Director Options". Awards other than incentive stock options also may be awarded by the Committee to individuals who are not employees or outside directors but who provide services to the Company or its affiliates in the capacity of an independent contractor.

TYPES OF AWARDS

     The types of awards that may be granted under the 1995 Stock Plan include incentive and non-statutory stock options and restricted and unrestricted stock. Subject to certain restrictions applicable to outside director options and incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 1995 Stock Plan are as follows:

     INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 85% of their fair market value (as defined in the 1995 Stock Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock options may be granted more than ten years after the effective date of the 1995 Stock Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of the Company's Common Stock subject to incentive stock options that may become exercisable in any calendar year for any employee may not exceed $100,000 under the 1995 Stock Plan or any other plan of the Company.

     The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares of Common Stock delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares of Common Stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. To the extent permitted by law, the participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The ability of a participant to pay any portion of the purchase price in shares of Common Stock or through a reduction in the number of shares received is subject to the discretion of the Committee to prohibit such method of payment if it could have adverse financial accounting consequences for the Company. As proposed to be amended, the 1995 Stock Plan would specify that shares of Common Stock delivered to the Company in payment of the exercise price of an option (or in payment of any required withholding tax) shall be available for future awards.

     DIRECTOR OPTIONS. Each outside director receives, when elected, an option to purchase 10,000 shares of Common Stock at a price equal to the fair market value of a share of Common Stock on the date of grant, vesting in one year. In addition, beginning with the 1998 Annual Meeting of Shareholders, and for each subsequent Annual Meeting of Shareholders, each outside director is granted an option to purchase 6,667 shares of Common Stock at the conclusion of each such Annual Meeting at a price equal to the fair market value of a share of Common Stock on the date of grant, such options to vest on the date of the next Annual Meeting of Shareholders subsequent to the grant. Notwithstanding the foregoing, outside directors are not eligible to receive the 6,667 share annual option grant prior to completing six months of service as an outside director.

     RESTRICTED STOCK AND STOCK AWARDS. The Committee may grant Common Stock to recipients containing such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. A participant with a restricted stock award shall have all the other rights of a shareholder including the right to receive dividends and the right to vote. The Committee may also grant awards of unrestricted stock.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

     The Committee may accelerate vesting requirements and the expiration of the applicable term or restrictions upon such terms and conditions as are set forth in the participant's agreement, or otherwise in the Committee's discretion, including acceleration resulting from a change in control, fundamental change (as such term is defined in the 1995 Stock Plan), the meeting of performance objectives set by the Committee, or the participant's death, disability or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The 1995 Stock Plan will remain in effect until all Common Stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the 1995 Stock Plan is terminated as described below.

     In the event of a fundamental change, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, the Committee has the discretion to adjust the number and type of shares of Common Stock available for awards or the number and type of shares of Common Stock subject to outstanding awards, and the exercise price of outstanding options. Under the 1995 Stock Plan, the Committee may cancel outstanding options generally in exchange for cash payments to the recipients upon the occurrence of a fundamental change.

     The 1995 Stock Plan also gives the Board the right to terminate, suspend or modify the 1995 Stock Plan, except that amendments to the 1995 Stock Plan are subject to shareholder approval if needed to comply with Exchange Act
Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

SUMMARY OF FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 1995 Stock Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1995 Stock Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares of Common Stock acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares of Common Stock after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares of Common Stock by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares of Common Stock acquired by a recipient upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares of Common Stock that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares of Common Stock have not been met, the recipient will be treated as having made a disqualifying disposition of such shares of Common Stock, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NON-STATUTORY STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the 1995 Stock Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price. Upon disposition of the shares of Common Stock, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

RESTRICTED AND UNRESTRICTED STOCK

     Unless the recipient files an election to be taxed under Section 83(b) of the Code, (1) the recipient will not realize income upon the grant of restricted stock, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (1) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (2) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares of Common Stock on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

WITHHOLDING

     The 1995 Stock Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. If permitted by the Committee, in lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares of Common Stock to be delivered to the participant or by delivery of shares of Common Stock already owned by the participant.

BOARD OF DIRECTORS' RECOMMENDATION

     On January 28, 1999, the Board of Directors, subject to obtaining shareholder approval, approved amendments to the 1995 Stock Plan to increase the total number of shares of Common Stock available for issuance under the 1995 Stock Plan from 1,200,000 to 2,200,000, and to specify that shares of Common Stock delivered to the Company in payment of the exercise price of an option (or in payment of any required withholding tax) shall be available for future awards under the 1995 Stock Plan.

     A vote for Proposal Three is a vote to approve the amendments to the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY AMENDED AND RESTATED 1995 STOCK PLAN DISCUSSED IN THIS PROXY STATEMENT.

             RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP has been the auditors for the Company since the Company's inception in December 1993. The Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending January 1, 2000, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 1, 2000.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                 ADDITIONAL MATTERS

     The Annual Report of the Company for the year ended January 2, 1999, including financial statements, is being mailed with this Proxy Statement.

     Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than December 31, 1999 for inclusion in the Proxy Statement for that meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than March 14, 2000 in order to be presented at the 2000 Annual Meeting of Shareholders.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.


                                By Order of the Board of Directors,



                                Gale R. Mellum
                                SECRETARY


Dated:  April 28, 1999

                                                 EXCELSIOR HENDERSON MOTORCYCLE
                                                 MANUFACTURING COMPANY
                                                 805 HANLON DRIVE
                                                 BELLE PLAINE, MINNESOTA 56011








[LOGO]


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing this card you appoint Daniel L. Hanlon and David P. Hanlon, and each of them, as Proxies, each with the power to appoint his substitute, and authorize such Proxies to represent and to vote, as designated below, all the shares of Common Stock of Excelsior-Henderson Motorcycle Manufacturing Company held of record by you on April 7, 1999, at Annual Meeting of Shareholders to be held on June 5, 1999, or any adjournments thereof.

                      SEE REVERSE FOR VOTING INSTRUCTIONS

                                                            -------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            -------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/bigx -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Excelsior-Henderson, c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                         --  PLEASE DETACH HERE   --


1.  ELECTION OF DIRECTORS (all for a one-year term):
    01 Daniel L. Hanlon    02 David P. Hanlon     03 John B. Donahue
    04 Wayne M. Fortun     05 David R. Pomije

    (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

    / /  FOR ALL NOMINEES LISTED ABOVE
         (except as marked to the contrary below)

    ------------------------------------------------

    / /  WITHHOLD AUTHORITY
         to vote for all nominees listed above

2. APPROVAL OF CERTAIN AMENDMENTS TO THE EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY AMENDED AND RESTATED 1995 STOCK PLAN, including an amendment reserving 1,000,000 additional shares of Common Stock for future awards.

      / / For          / / Against          / / Abstain

3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent public accountants of the Company for the 1999 fiscal year.

      / / For          / / Against          / / Abstain

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER NAMED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Address Change?  Mark Box / /
    Indicate changes below.



    Dated:                                 , 1999
          --------------------------------


    ----------------------------------------------
    /                                             /
    ----------------------------------------------
    Signature(s) in Box
    (If there are co-owners both must sign)


    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.